EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-115180, 333-71690 and 333-126840) and S-8 (No. 333-76808, 333-105493, 333-40160, 333-36068, 333-89499, 333-33358, 333-87309 and 333-132217) of IPIX Corporation of our reports dated March 24, 2004, except as to Note 4, which is as of March 30, 2005, relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 21, 2006